UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 10, 2010

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of SuperGen, Inc., a Delaware corporation (the “Company”) was held on June 10, 2010.  The proposals submitted to a vote of the stockholders at the meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2010.  All of the Directors were re-elected and all other proposals submitted to stockholders were approved.  The final results of voting for each matter are as follows:

Proposal 1:            Election of the Board of Directors of the Company.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

James S.J. Manuso	24,193,043	7,585,437	16,125,739
Charles J. Casamento	24,215,406	7,563,074	16,125,739
Thomas V. Girardi	22,785,362	8,993,118	16,125,739
Allan R. Goldberg	15,070,640	16,707,840	16,125,739
Walter J. Lack	19,510,991	12,267,489	16,125,739
Michael D. Young	22,619,441	9,159,039	16,125,739

Proposal 2:                                   Approval of an amendment to the 2003 Stock Plan and the approval of the material terms of the 2003 Stock Plan.

Votes For:	19,955,596
Votes Against:	11,786,702
Votes Abstaining:	36,182
Broker Non-Votes	16,125,739

Proposal 3:                                   Ratification of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2010.

Votes For:	46,328,228
Votes Against:	811,929
Votes Abstaining:	764,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin Chief Financial Officer

Date:  June 14, 2010